Exhibit 99.B(e)(9)

FIRST AMENDMENT TO THE

DISTRIBUTION AGREEMENT

This first Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) novated as of May 31, 2017 by and between each of PNC Funds and PNC Advantage Funds (the “Client”) and PNC Funds Distributor, LLC (“Distributor”), is entered into as of March 1, 2018 (the “Effective Date”).

Distributor and Client (the “Parties”) desire to amend Exhibit A to the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.             Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.             Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.             This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PNC FUNDS AND PNC ADVANTAGE FUNDS	PNC FUNDS DISTRIBUTOR, LLC

By:	By:
Name:	Mark Fairbanks, Vice President
Title:

EXHIBIT A

FUND NAME	CLASSES
Government Money Market Fund	I, A, Advisor
Treasury Money Market Fund	I, A
Treasury Plus Money Market Fund*	Institutional, Advisor, Service
Intermediate Tax Exempt Bond Fund	I, A, C
Maryland Tax Exempt Bond Fund	I, A
Ohio Intermediate Tax Exempt Bond Fund	I, A, C
Tax Exempt Limited Maturity Bond Fund	I, A, C
Bond Fund	I, A, C
Government Mortgage Fund	I, A, C
Intermediate Bond Fund	I, A, C
Limited Maturity Bond Fund	I, A, C
Total Return Advantage Fund	I, A, C
Ultra Short Bond Fund	I, A
Balanced Allocation Fund	I, A, C
Emerging Markets Equity Fund	I, A, R
International Equity Fund	I, A, C, R6*
International Growth Equity Fund	I, A, R
Multi-Factor All Cap Fund	I, A, C
Multi-Factor Large Cap Growth Fund	I, A, C
Multi-Factor Large Cap Value Fund	I, A, C
Multi-Factor Small Cap Core Fund	I, A, C, R6*
Multi-Factor Small Cap Growth Fund	I, A, C, R6*
Multi-Factor Small Cap Value Fund	I, A, C
Small Cap Fund	I, A, C

*R6 Shares expected to launch on or about March 15, 2018.

**Advantage Treasury Money Market Fund is expected to merge with the newly created PNC Treasury Plus Money Market Fund on or about March 1, 2018.